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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report: August 25, 2000


                          WIN-GATE EQUITY GROUP, INC.
             (Exact name of registrant as specified in its charter)



           Florida                         0-6770              65-06698942
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(State or other jurisdiction of   Commission File Number    (I.R.S. Employer
incorporation or organization)                            Identification Number)





                             45 Broadway, 17th Floor
                               New York, NY 10006
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                   (Address of Principal Executive Offices) (Zip Code)



                                     (212) 509-0982
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                  (Registrant's telephone number, including area code)


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Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

None.


Item 8.           Changes in Fiscal Year.

         On January 21, 2000, Win-Gate Equity Group, Inc. (the "Company") entered into and consummated a Stock Purchase Agreement with all of the shareholders of Globaltron Communications Corporation ("Globaltron"). Pursuant to the Stock Purchase Agreement, the Company acquired all of the issued and outstanding shares of Globaltron and Globaltron became a wholly-owned subsidiary of the Company. For financial accounting purposes, Globaltron was deemed the surviving entity. As Globaltron had a fiscal year ending March 31, in connection with the closing of the Globaltron transaction, the Company's fiscal year changed from December 31 to March 31.

         London Witte & Company, P.A. acted as the Company's independent auditors prior to the acquisition of Globaltron, the Company's operating entity. Grant Thornton became the Company's independent auditors on March 10, 2000. The Company had no disagreements with London Witte & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure. London Witte & Company continues to perform selected assignments on behalf of the Company.

         The Company's 10-KSB for the period ended March 31, 2000 will reflect the change of fiscal year from December 31 to March 31 in connection with the Globaltron transaction.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     WIN-GATE EQUITY GROUP, INC.



                                                     By: /s/ Gary D. Morgan
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                                                         Gary D. Morgan
                                                         Chief Executive Officer

Dated: August 25, 2000

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